Exhibit 10.18
STOCK PURCHASE AND REDEMPTION AGREEMENT
by and among
GLENCOE CAPITAL, LLC,
FMFC HOLDINGS, LLC,
FIRST MERCURY HOLDINGS, INC.,
and
FIRST MERCURY FINANCIAL CORPORATION
dated as of
October 17, 2006

STOCK PURCHASE AND REDEMPTION AGREEMENT
     This Stock Purchase and Redemption Agreement (this “Agreement”) is entered into as of October 17, 2006, by and among Glencoe Capital, LLC, a Delaware limited liability company (“Glencoe”), FMFC Holdings, LLC, a Delaware limited liability company (“Holdings”), First Mercury Holdings, Inc., a Delaware corporation (the “Company”) and First Mercury Financial Corporation, a Delaware corporation (“FMFC”). Glencoe, Holdings, the Company and FMFC are referred to collectively herein as the “Parties.”
     WHEREAS, Holdings owns an aggregate of 400 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Company Preferred Stock”);
     WHEREAS, prior to the initial public offering of common stock of FMFC (the “IPO”), the Company will be merged with and into FMFC, with FMFC continuing as the corporation surviving the merger (the “Merger”);
     WHEREAS, in the Merger, Holdings will be issued shares of Series A Convertible Preferred Stock of FMFC (the “FMFC Preferred Stock”) which have substantially identical terms as the shares of Company Preferred Stock held by Holdings;
     WHEREAS, in connection with the IPO, pursuant to, and in accordance with, the terms of the FMFC Preferred Stock, the FMFC Preferred Stock will be converted into (i) a preferential cash payment (the “Series A Preference Amount”), and (ii) a certain number of shares of Common Stock of the Company;
     WHEREAS, Exhibit A to this Agreement sets forth the methodology by which the Series A Preference Amount and the number of shares of Common Stock issuable to Holdings are calculated; and
     WHEREAS, this Agreement further contemplates a transaction under which, simultaneously with the completion of the IPO, FMFC will purchase from Holdings, and Holdings will sell to FMFC, certain of the shares of Common Stock issued upon conversion of the FMFC Preferred Stock.
     NOW, THEREFORE, in consideration of the premises and the actual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.
     Section 1. Definitions.
     “Agreed Cash Payment” shall mean $80,000,000 plus the Series A Dividends accrued through the closing date of the IPO, determined in accordance with the methodology set forth on Exhibit A.
     “Common Stock” means the common stock, par value $0.01 per share, of FMFC.

     “Material Adverse Effect” means a material adverse effect upon the business, financial condition, operations, results of operations or future prospects of the Company and its subsidiaries, taken as a whole.
     “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company or partnership, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Security Interest” means any lien, encumbrance, mortgage, pledge, or other security interest.
     The following terms are defined in the Sections hereof listed below:

Defined Term	Section
“Agreement”	Preface
“Cash Shortfall”	Section 2(a)
“Closing”	Section 2(c)
“Closing Date”	Section 2(c).
“Company”	Preface
“Company Preferred Stock”	Recitals
“FMFC Preferred Stock”	Recitals
“IPO”	Recitals
“IPO Price”	Section 2(a)
“Party”	Preface
“Series A Preference Amount”	Recitals
“Shares”	Section 2(b)
     Section 2. Basic Transaction.
          (a) Conversion. In connection with the IPO, at the Closing, the Parties agree that the FMFC Preferred Stock held by Holdings will be cancelled in exchange for the amount of cash and shares of Common Stock determined in accordance with the methodology set forth on Exhibit A hereto. The number of shares of Common Stock to be issued to Holdings shall be determined by using the IPO Price (defined below).

          (b) Purchase and Sale of Shares. On and subject to the terms and conditions of this Agreement, at the Closing, in addition to the transaction contemplated by Section 2(a) above, FMFC agrees to purchase from Holdings, and Holdings agrees to sell, transfer, convey, and deliver to FMFC that number of shares of Common Stock (the “Shares”) determined by dividing the Cash Shortfall by the IPO Price. “Cash Shortfall” shall mean the difference between (i) the Agreed Cash Payment and (ii) the Series A Preference Amount (determined in accordance with the methodology set forth on Exhibit A). The “IPO Price” shall mean the per share purchase price received by FMFC in the IPO (i.e. the Public Offering Price set forth on the cover page of the prospectus relating to the IPO).
          (c) The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the closing date of the IPO, at the offices of McDermott Will & Emery LLP, 227 West Monroe Street, Suite 4500, Chicago, Illinois 60606, commencing at 9:00 a.m. local time or such other date as the Parties may mutually determine (the “Closing Date”).
          (d) Deliveries at the Closing. At the Closing, (i) FMFC shall deliver to Holdings, the Agreed Cash Payment and the shares of Common Stock set forth in Section 2(a) above, and (ii) Holdings will deliver to FMFC, the FMFC Preferred Stock and, upon receipt, the stock certificates representing the Shares, endorsed in blank or accompanied by duly executed assignment documents.
     Section 3. Representations and Warranties of the Company and FMFC. Each of the Company and FMFC represents and warrants, jointly and severally, to Glencoe and Holdings that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3).
          (a) Organization, Qualification, and Corporate Power. Each of the Company and FMFC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of the Company and FMFC has the requisite corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is presently engaged and to own and use the properties presently owned and used by it, other than those licenses, permits and authorizations the lack of which, individually or in the aggregate, would not have a Material Adverse Effect.
          (b) Authorization. Each of the Company and FMFC has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Upon approval by their respective Boards of Directors, the execution, delivery and performance of this Agreement by each of the Company and FMFC will have been duly authorized and no other corporate proceedings on the part of the Company or FMFC will be necessary to authorize this Agreement and the transactions contemplated hereby. Upon approval by their Boards of Directors, this Agreement will constitute the valid and legally binding obligation of each of the Company and FMFC, enforceable in accordance with its terms and conditions.

          (c) Noncontravention. Except with respect to the Credit Agreement, dated as of May 8, 2006, by and between FMFC, the Guarantors and JPMorgan Chase Bank, N.A., as amended, (the “Credit Agreement”) for which a consent to the transactions contemplated hereby has been obtained, and the filing of exemption requests from the Form A requirements for the change in control of a domestic insurer with the Illinois Division of Insurance and Minnesota Department of Commerce, which exemption requests have been granted, neither the execution and the delivery of this Agreement by the Company or FMFC, nor the consummation of the transactions contemplated hereby by the Company or FMFC, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, or other restriction of any government, governmental agency, or court to which any of the Company or its Subsidiaries is subject, or any provision of the charter or bylaws of any of the Company or its Subsidiaries, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Company or its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), or (iii) require the Company or any of its Subsidiaries to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, other than any such violations, conflicts, breaches, defaults, accelerations, terminations, modifications, cancellations or notices that, individually or in the aggregate, would not have a Material Adverse Effect or would not impair the ability of the Company or FMFC to consummate the transactions contemplated by this Agreement.
     Section 4. Representations and Warranties of Glencoe and Holdings. Each of Glencoe and Holdings, jointly and severally, represents and warrants to the Company and FMFC that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).
          (a) Organization of Glencoe and Holdings. Each of Glencoe and Holdings is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.
          (b) Authorization of Transaction. Each of Glencoe and Holdings has requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by each of Glencoe and Holdings have been duly authorized by all requisite limited liability company action. This Agreement constitutes the valid and legally binding obligation of each of Glencoe and Holdings, enforceable in accordance with its terms and conditions.
          (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby by Glencoe or Holdings, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, or other restriction of any government, governmental agency, or court to which Glencoe or Holdings is subject or, any provision of its formation documents or arrangements, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Glencoe or Holdings is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), or (iii) require either Glencoe or Holdings to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, other than any such violations, conflicts, breaches, defaults, accelerations, terminations, modifications, cancellations or notices that, individually or in the aggregate, would not have a Material Adverse Effect or would not impair the ability of Glencoe or Holdings to consummate the transactions contemplated by this Agreement.
          (d) Shares. At the Closing, Holdings shall hold of record and own beneficially the Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Security Interests, options, warrants, purchase rights, commitments, and claims.
     Section 5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.
          (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).
          (b) Registration Rights Agreement. At or prior to the Closing, Holdings, FMFC and the other parties thereto shall enter into an amended and restated registration rights agreement in substantially the form attached hereto as Exhibit B (the “Registration Rights Agreement”).
          (c) Termination of Stockholders Agreement. At or prior to the Closing, the Parties shall enter into a termination agreement in substantially the form attached hereto as Exhibit C (the “Stockholders Agreement Termination”), related to that certain Stockholders Agreement, dated as of August 17, 2005 by and among the Company and the Parties signatory thereto.
          (d) Termination of Management Agreement. At or prior to the Closing, the Parties shall enter into a termination agreement in substantially the form attached hereto as Exhibit D (the “Management Agreement Termination”), related to that certain Glencoe Management Services Agreement, dated as of June 7, 2004 by and between Glencoe and FMFC, pursuant to which FMFC will pay a $300,000 termination fee and all of the accrued management fees under such agreement through the Closing Date.
          (e) Termination of the Management Rights Agreement. At or prior to the Closing, the Parties shall enter into a termination agreement in substantially the form attached hereto as Exhibit E (the “Oversight Agreement Termination”), related to that certain Management Rights

Agreement, dated as of June 7, 2004 by and between Glencoe Capital Partners III, L.P., a Delaware limited partnership (an affiliate of Glencoe) and FMFC.
     Section 6. Conditions to Obligation to Close.
          (a) Conditions to Obligation of the Company and FMFC. The obligation of the Company and FMFC to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:
     (i) the representations and warranties set forth in Section 4 above qualified as to materiality shall be true and correct in all respects and those not so qualified shall be true and correct in all material respects at and as of the Closing Date, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time);
     (ii) each of Glencoe and Holdings shall have performed and complied with all of their covenants hereunder through the Closing;
     (iii) the closing of the IPO shall have occurred;
     (iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, or ruling would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect materially and adversely the right of FMFC to purchase the Shares; and
     (v) each of Glencoe and Holdings shall have delivered a certificate of an appropriate officer (of each) certifying as to the mattes set forth in clauses (i) and (ii) of this Section 6(b).
          (b) Conditions to Obligation of the Glencoe and Holdings. The obligation of Glencoe and Holdings to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:
     (i) the representations and warranties set forth in Section 3 above qualified as to materiality shall be true and correct in all respects and those not so qualified shall be true and correct in all material respects at and as of the Closing Date, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time);
     (ii) each of the Company and FMFC shall have performed and complied with all of their covenants hereunder through the Closing;

     (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, or ruling, would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, or ruling shall be in effect);
     (iv) FMFC shall have delivered a certificate of an appropriate officer certifying as to the matters set forth in clauses (i) and (ii) of this Section 6(b); and
     (v) the equity value of FMFC in the IPO shall be at least $300 million after giving effect to the offering.
     Section 7. Termination of Agreement. The Parties may terminate this Agreement as provided below:
     (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;
     (ii) either Glencoe or Holdings on the one hand, or the Company or FMFC on the other hand may terminate this Agreement if the IPO has not occurred or is not capable of occurring prior to December 31, 2006.
     Section 8. Miscellaneous.
     (a) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.
     (b) Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.
     (c) Survival of Representations and Warranties. All of the representations, warranties, covenants, and agreements contained in this Agreement shall survive indefinitely.
     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.
     (e) Counterparts This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Headings The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
     (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given upon receipt if it is sent by facsimile (with confirmed receipt), or reputable express courier, and addressed or otherwise sent to the intended recipient as set forth below:
     If to the Company or FMFC:
First Mercury Financial Corporation
29621 Northwestern Highway
Southfield, Michigan 48034
Facsimile: 248-353-5879
Attn: Richard Smith, Chief Executive Officer
     Copy to:
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Facsimile: 414-297-4900
Attn: Kevin G. Fitzgerald
     If to the Glencoe or Holdings:
First Mercury Holdings, LLC
c/o Glencoe Capital, LLC
222 West Adams Street, Suite 1000
Chicago, Illinois 60606
Attention: Portfolio Management
Facsimile: (312) 795-0455
Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address or facsimile number set forth above using any other means (including personal delivery, messenger service, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address or facsimile number to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          (h) Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the internal substantive laws of the State of Illinois applicable to contracts executed and to be wholly-performed within such State.
          (i) JURISDICTION.
     (i) ANY SUIT, ACTION OR PROCEEDING AGAINST THE BUYER, THE CORPORATION OR THE EQUITYHOLDERS ARISING OUT OF, OR WITH RESPECT TO, THIS AGREEMENT OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF ILLINOIS OR IN THE U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, SUCH JURISDICTION TO BE DETERMINED BY THE FIRST FILING OF SUCH ACTION, SUIT OR PROCEEDING IN SUCH JURISDICTION, AND THE PARTIES HERETO ACCEPT THE EXCLUSIVE JURISDICTION OF THOSE COURTS FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING.
     (ii) IN ADDITION, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF BROUGHT IN ILLINOIS OR THE U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDINGS BROUGHT IN ILLINOIS OR IN SUCH DISTRICT COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
          (j) Amendments and Waiver. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
          (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
          (l) Expenses. Except as set forth herein, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          (m) Construction. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.
* * * * *

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

FIRST MERCURY FINANCIAL CORPORATION

By:	/s/ Richard H. Smith

Name:	Richard H. Smith

Title:	President & CEO

FIRST MERCURY HOLDINGS, INC.

By:	/s/ Richard H. Smith

Name:	Richard H. Smith

Title:	President & CEO

GLENCOE CAPITAL, LLC

By:	/s/ Louis J. Manetti

Name:	Louis J. Manetti

Title:	Principal

FMFC HOLDINGS, LLC

By:	/s/ Louis J. Manetti

Name:	Louis J. Manetti

Title:	Vice President

Exhibit A

Offering Size	$165,000,000
Overallotment N	0

Total IPO Proceeds	165,000,000
Cash Paid to Glencoe in Transaction	88,258,132

Primary Proceeds	$76,741,868

Pre-IPO Shares Outstanding (after split)	11,802,725
IPO Price	$17.00

Assumed Pre-Money Equity Value(1)	$200,646,319
Primary Proceeds	76,741,868

Post Money Equity Value	$277,388,187
Glencoe Diluted Ownership (post-IPO)	39.4%
Preferred Shares	400
Preferred Per Share Value	$100,000
Total Value of Preferred	$40,000,000
Series A Dividend Rate	8.0%
Make Whole Rate	16.0%
Original Issuance Date	June 7, 2004
Last Full Quarter End	September 5, 2006
Pricing Date (for proration)	October 18, 2006
Number of Quarters Outstanding	9.48
Assumed Days in Year	360
Conversion Price per share	$5,749.68
Conversion Value per share	$100,000

Section 2(a) — Conversion

(i) Series A Preference Amount (payable in cash)

(A) Series A Original Purchase Price		$40,000,000

plus

(B) Series A Dividends
(8.0% cumulative dividends compounded quarterly)		$8,258,132

plus

(C) Make Whole Amount
Excess of:

(x) [Series A Original Purchase Price x Make Whole Rate (compounded quarterly)]	$58,009,376.29

over

(y) (A) plus (B) (from above)	$48,258,132.13

		$9,751,244

Total Series A Preference Amount		$58,009,376

plus

(ii) shares of common stock having a value equal to:

the Excess of:

(x) the conversion value upon a Liquidation Event [Preferred Shares x (Conversion Value/Conversion Price)] x IPO price per share (split-adjusted)

([Percentage ownership of Company] x [Total Equity Value]) + Series A Dividends		$117,655,525

over

(y) the Series A Preference Amount (as set forth in (i) above)		$58,009,376

Value of total shares of common issued		$59,646,148

Section 2(b) — Purchase and Sale of Shares

Agreed Cash Payment		$88,258,132
Less: Series A Preference Amount paid in cash		58,009,376

Amount of cash to be paid in transaction for repurchase of common stock		$30,248,756

Value of total shares of common issued upon conversion		$59,646,148
Repurchase of common stock with remainder of agreed cash payment		30,248,756

Value of total shares of common stock remaining after repurchase		$29,397,392

Glencoe Ownership of the Company post-IPO(2)		10.6%

(1)	Assumed Equity Value is the midpoint of the IPO range

(2)	Assumes $101,491,868 of IPO proceeds.